Exhibit 5.1

August 14, 2015

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: MabVax Therapeutics Holdings, Inc., Form S-1 Registration Statement (File No. 333-204803)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Mabvax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission.

The Registration Statement pertains to an underwritten offering (the “Offering”) and relates to the issuance and sale by the Company of shares of common stock (each, a “Share”), par value $0.01 per share, of the Company (“Common Stock”).  We understand that the Shares are to be sold, as described in the Registration Statement.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.           the issuance and sale of the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP